Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-39090, 33-62966, 33-52319, 333-21503, 333-62319, 333-84409, 333-67760, 333-88422, 333-102742, 333-131737, 333-133833 and 333-149811) of Griffon Corporation of our report dated December 13, 2005 relating to the financial statements and financial statement schedules which appears in the Current Report on Form 8-K dated August 19, 2008.

/s/ PricewaterhouseCoopers LLP

New York, New York

August 19, 2008